#09HARDEN

'09 TOPPS CHROME REFRACTOR JAMES HARDEN ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!



CURRENT VALUE: $26,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#09HARDEN

'09 TOPPS CHROME REFRACTOR JAMES HARDEN ROOKIE CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$13.00
Number of Shares	2,000
Initial Offering Market Cap.	$26,000
Storage Location	Rally

ASSET SPECIFICATIONS

Sport	Basketball
Professional League	NBA
Player	James Harden
Team	Oklahoma City Thunder
Year / Season	2009
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Parallel	Chrome Refractor
Print-run	/500
Rarity	1 of 24 (PSA 10)
Number in Set	#99

According to the PSA database, the requested certification number is defined as the following:

PSA Certification Verification

#43579035


2009 TOPPS CHROME
JAMES HARDEN
REFRACTOR
#99
GEM MT
10
43579035
JAMES HARDEN

Imaged by PSA at PSAcard.com


43579035

Imaged by PSA at PSAcard.com

(Click on image to view larger size)

ITEM INFORMATION

Certification Number	43579035
Label Type	PSA with fugitive ink technology
Reverse Cert Number/Barcode	Yes
Year	2009
Brand	TOPPS CHROME
Sport	BASKETBALL CARDS
Card Number	99
Player	JAMES HARDEN
Variety/Pedigree	REFRACTOR
Grade	GEM MT 10

DESCRIPTION OF SERIES 2009 JAMES HARDEN ROOKIE CARD

Investment Overview

- Upon completion of the Series #09HARDEN Offering, Series #09HARDEN will purchase a 2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10 for Series #09HARDEN (The "Series 2009 James Harden Rookie Card" or the "Underlying Asset" with respect to Series #09HARDEN, as applicable), the specifications of which are set forth below.
- James Harden has played in the NBA for multiple teams, beginning with the Oklahoma City Thunder, Houston Rockets, and his current team, the Brooklyn Nets. Over this time Harden has been named to 9 All-Star Teams, 7 All-NBA Teams, and has won 3 scoring titles and 1 MVP.
- The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as 'freebies' inside packs of gum.
- The Underlying Asset is a 2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

- James Edward Harden Jr. was born in Los Angeles on August 26, 1989.
- Harden played for the Arizona State Sun Devils basketball team beginning in 2007 at the age of 18, where he would play for two seasons. During his time at Arizona State, Harden averaged 19 points, 5.4 rebounds, and 3.7 assists.
- In 2009, the Associated Press named Harden to their All-America First Team alongside future NBA players Blake Griffin and Steph Curry.
- In the 2009 NBA Draft, the Oklahoma City Thunder picked Harden with the third overall pick.
- In his rookie season for the Thunder, Harden did not start a single game, appearing in 76 games and averaging 9.9 points, 3.2 rebounds, and 1.8 assists. He was named to the All-Rookie 2nd Team.
- During the 2011-12 season for the Thunder, Harden continued to play off the bench and earned the NBA Sixth Man of the Year Award after averaging 16.8 points, 4.1 rebounds, and 3.7 assists.
- On October 27, 2012, the Thunder traded Harden to the Houston Rockets.
- In his first season for the Rockets during the 2012-13 season, Harden was named to the All-NBA 3rd Team after averaging 25.9 points, 4.9 rebounds, and 5.8 assists.
- During the 2017-2018 season Harden was award the NBA MVP Award after averaging 30.4 points, 5.4 rebounds, and 8.8 assists.
- For three straight seasons (2017-18, 2018-19, and 2019-20), Harden led the league in scoring, notching 30.4, 36.1, and 34.3 points respectively.
- On January 13, 2021, Harden was traded to the Brooklyn Nets as part of a four-team trade, where he currently plays.
- The 2009-10 Topps Basketball set included a Topps Chrome subset with Refractor parallels numbered to 500.
- The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 43579035.

Notable Features

- The Underlying Asset is a 2009 Topps Chrome Refractor #99 James Harden Rookie Card graded PSA 10.
- The Underlying Asset is 1 of 24 2009 Topps Chrome Refractor James Harden Rookie Card examples graded PSA 10 with 0 graded higher.
- The Underlying Asset is 1 of 500 2009 Topps Chrome Refractor James Harden Rookie Cards printed.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from PSA.

Details

Series 2009 James Harden Rookie Card	
Sport	Basketball
Professional League	NBA
Player / Number	James Harden
Team	Oklahoma City Thunder
Year / Season	2009
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Parallel	Chrome Refractor
Print-run	/500
Rarity	1 of 24 (PSA 10)
Number in Set	#99
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	43579035

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2009 James Harden Rookie Card going forward.

#09HARDEN | $26K

COMPARABLE ASSET VALUE



ASSET VALUE

+1343%

TRANSACTIONS

21

"[Harden] is probably one of the best offensive players we've ever seen in this league..."



LEBRON JAMES

September 2020

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#09HARDEN

'09 TOPPS CHROME REFRACTOR JAMES HARDEN ROOKIE CARD

After James Harden was drafted third overall in 2009 by the Oklahoma City Thunder, he joined the young core of Kevin Durant and Russell Westbrook. As a rookie Harden didn't start a single game, but by his third season, he embraced his role and was named Sixth Man of the Year. #09HARDEN is a 2009 Topps Chrome Refractor James Harden Rookie Card graded PSA 10. From a print-run of 500, #09HARDEN is 1 of 24 examples graded PSA 10 with none graded higher.

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#09HARDEN | *Visuals*

Harden is the only player in NBA history to score 30+ points against all other teams in the league in a single season.

LAUNCH GALLERY ›

#09HARDEN | *Timeline*

Aug. 1989 — James Edward Harden Jr. is born in Los Angeles, California.

Mar. 2009 — The Associated Press names Harden to their All-America First Team alongside future NBA players Blake Griffin and Steph Curry.

Jun. 2009 — The Oklahoma City Thunder drafts Harden with the third overall pick in the NBA Draft.

Oct. 2009 — Topps releases their 2009-10 Topps Basketball set including the Chrome subset and Refractor parallels. #09HARDEN is printed.

Apr. 2010 — Harden is named to the NBA All-Rookie Second Team after averaging 9.9 points, 3.2 rebounds, and 1.8 assists.